Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-164654, 333-160736, 333-158256, 333-137870, 333-132594, 333-125162, 333-113001, 333-108392, 333-85682, 333-34890, 333-47317, 333-39334, and Post-Effective Amendment No. One to Registration Statement No. 333-47317, which was declared effective as Registration Statement No. 333-58529, of Rentech, Inc. on Form S-3, and in Registration Statement Nos. 333-159540, 333-156247, 333-142299, 333-134105, 333-133518, 333-131936, 033-90250, 333-46003, and 333-95537, of Rentech, Inc. on Form S-8, of our report dated December 14, 2008, except for the effect of the restatement as to which the date is December 14, 2009, and except for the effect of the October 1, 2009 adoption of Accounting Standards Codification Subtopic 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Settlement) requiring retrospective application described in Note 3 as to which the date is March 10, 2010, relating to the consolidated financial statements appearing in this current report on Form 8-K of Rentech, Inc. for the year ended September 30, 2009.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

March 10, 2010
Denver, Colorado